Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of First Eagle Funds of our report dated December 22, 2023, relating to the financial statements and financial highlights of First Eagle High Yield Municipal Fund (formerly First Eagle High Income Fund), which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 27, 2023